EXHIBIT 10.11










PROPERTY AND CASUALTY QUOTA SHARE
REINSURANCE AGREEMENT

between

OLD GUARD MUTUAL INSURANCE COMPANY
OLD GUARD MUTUAL FIRE INSURANCE COMPANY
GOSCHENHOPPEN-HOME MUTUAL INSURANCE COMPANY
NEFFSVILLE MUTUAL FIRE INSURANCE COMPANY

and

AMERICAN RE-INSURANCE COMPANY

                        TABLE OF CONTENTS

     ARTICLE                                                 PAGE


ARTICLE I - BUSINESS COVERED . . . . . . . . . . . . . . . . .  1

ARTICLE II - REINSURANCE COVERAGE. . . . . . . . . . . . . . .  1

ARTICLE III - REINSURANCE PREMIUM. . . . . . . . . . . . . . .  2

ARTICLE IV - CEDING COMMISSION . . . . . . . . . . . . . . . .  2

ARTICLE V - EXCLUSIONS . . . . . . . . . . . . . . . . . . . .  2

ARTICLE VI - DEFINITIONS . . . . . . . . . . . . . . . . . . .  3

ARTICLE VII - EXTRA CONTRACTUAL OBLIGATIONS AND/OR EXCESS
     JUDGMENTS . . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE VIII - WARRANTY OF INURING REINSURANCES. . . . . . . .  5

ARTICLE IX - REPORTS AND REMITTANCES . . . . . . . . . . . . .  5

ARTICLE X - SALVAGE AND RECOVERIES . . . . . . . . . . . . . .  6

ARTICLE XI - ERRORS AND OMISSIONS. . . . . . . . . . . . . . .  7

ARTICLE XII - OFFSET AND SECURITY. . . . . . . . . . . . . . .  7

ARTICLE XIII - ACCESS TO RECORDS . . . . . . . . . . . . . . .  8

ARTICLE XIV - RESERVES AND TAXES . . . . . . . . . . . . . . .  8

ARTICLE XV - INSOLVENCY. . . . . . . . . . . . . . . . . . . .  8

ARTICLE XVI - COMMENCEMENT AND TERMINATION . . . . . . . . . .  9

                PROPERTY AND CASUALTY QUOTA SHARE
                      REINSURANCE AGREEMENT

     THIS AGREEMENT made and entered into by and between OLD GUARD MUTUAL INSURANCE COMPANY, OLD GUARD MUTUAL FIRE INSURANCE COMPANY, GOSCHENHOPPEN-HOME MUTUAL INSURANCE COMPANY and NEFFSVILLE MUTUAL FIRE INSURANCE COMPANY, all of Lancaster, Pennsylvania, (hereinafter and thereinafter collectively referred to as the "Company") and the AMERICAN RE-INSURANCE COMPANY of Princeton, New Jersey (hereinafter and thereinafter referred to as the "Reinsurer").

     WITNESSETH:

     The Reinsurer hereby reinsures the Company to the extent and on the terms and conditions and subject to the exceptions, exclusions and limitations hereinafter set forth, and nothing hereinafter shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

                            ARTICLE I

BUSINESS COVERED

     By this Agreement the Reinsurer agrees to indemnify the Company for loss amounts incurred by the Company during the term of this Agreement that arise from policies in-force at the effective date or issued or renewed during the term of this Agreement under all lines of business underwritten by the Company; subject however, to the reinsurance coverage limitation in ARTICLE II, REINSURANCE COVERAGE, as excluded in ARTICLE V, EXCLUSIONS, and all other conditions as set forth in this Agreement.

                           ARTICLE II

REINSURANCE COVERAGE

     The Company shall cede to the Reinsurer and the Reinsurer shall accept from the Company a 20% quota share participation of the business covered, net of all other reinsurance except for Sections 1 and 3 of the Underlying Catastrophe and Aggregate Excess of Loss Reinsurance Agreement No. 3063-0034. It is understood and agreed that the Reinsurer's maximum limit of liability hereunder shall not exceed an Accident Year Loss Ratio greater than 95% in the aggregate on the business reinsured hereunder.

                           ARTICLE III

REINSURANCE PREMIUM

     As consideration for the reinsurance provided hereunder, the Company shall cede to the Reinsurer 20% of the Company's Net
Written Premium of the Company's policies.

ARTICLE IV

CEDING COMMISSION

     (a) The Reinsurer shall allow the Company a 35% commission on all premium ceded to the Reinsurer hereunder. The Company shall allow the Reinsurer return commission on return premium at the same rate.

     (b) It is expressly agreed that the ceding commission allowed the Company includes provision for all dividends, commissions, taxes, assessments, and all other expenses of whatever nature, except Allocated Loss Adjustment Expenses.

                            ARTICLE V

EXCLUSIONS

This Agreement does not apply to and specifically excludes:

     1. Liability of the Company arising from its participation or membership, whether voluntary or involuntary, in any insolvency fund, including any guarantee fund, association, pool, plan or other facility which provides for the assessment of, payment by, or assumption by the Company of a part or the whole of any claim, debt, charge, fee or other obligations of an insurer, or its successors or assigns, which has been declared insolvent by any authority having jurisdiction.

     2. Liability excluded by the provisions of the following clauses attached hereto, except that the word
          "Reassured" used in these clauses shall mean "Company."

               Nuclear Incident Exclusion Clause Liability -
                    Reinsurance - No. 1B
               Nuclear Incident Exclusion Clause - Physical
                    Damage -  Reinsurance - No. 2
               Nuclear Incident Exclusion Clauses - Physical
                    Damage & Liability - Boiler & Machinery
                    Policies - Reinsurance - No. 3

     3. Liability of the Company arising from war risk, bombardment, invasion, insurrection, rebellion, revolution, military or usurped power, or confiscation by order of any government or public authority.

ARTICLE VI

DEFINITIONS

     (a) The term "Accident Year" shall refer to insured losses occurring during the twelve month period beginning January 1, 1996 and ending December 31, 1996.

     (b) The term "Accident Year Loss Ratio" shall be the amount resulting by dividing the amount of Losses Incurred by the Company for the Accident Year for which the computation is being made, by the Net Earned Premium for the corresponding Accident
Year.

     (c) The term "Losses Incurred" shall mean the aggregate sum or sums paid or to be paid by the Company in settlement of losses, including Allocated Loss Adjustment Expenses, plus reserves for outstanding losses and Allocated Loss Adjustment Expenses (including IBNR), as respects covered losses for which the Company is liable to pay under the policies, including Extra Contractual Obligations and Excess Judgments awards, after making proper deductions for all other reinsurances or insurances except for Sections 1 and 3 of the Underlying Catastrophe and Aggregate Excess of Loss Reinsurance Agreement No. 3063-0034, whether collectible or not, and all salvages and recoveries. The Reinsurer's liability hereunder shall not be increased by reason of the inability of the Company to collect from any other reinsurer or insurer, whether specific or general, any amount that may be due from them, whether such inability arises from the insolvency of such other reinsurers or insurers or otherwise.

     (d) The term "Allocated Loss Adjustment Expenses" shall mean all expenses, including taxed court costs, prejudgment and postjudgment interests, that are allocable to specific claims recoverable under this Agreement incurred by the Company in the investigation, appraisal, adjustment, settlement or defense of such claims made against the Company under its policies. However, such amounts shall not include office expenses of the Company and the salaries and expenses of its employees.

     (e) The term "IBNR" shall mean that amount of reserves for outstanding losses and Allocated Loss Adjustment Expenses arising from insured losses that have already occurred during the term of this Agreement but have not yet been reported to the Company as claims recoverable under the Company's policies. Such amounts shall contemplate the ultimate valuation of such losses and Allocated Loss Adjustment Expenses.

     (f) The term "Net Written Premium" shall mean the Company's gross written premium, plus additional premium, less return premium on policies for the period for which the computation is being made, less premium for inuring reinsurances, except for premiums for Sections 1 and 3 of the Underlying Catastrophe and Aggregate Excess of Loss Reinsurance Agreement No. 3063-0034.

     (g)  The term "Net Earned Premium" shall mean the Company's
Net Written Premium for the period for which computation is being made, plus unearned premium at the beginning of the period, less unearned premium at the end of the period.

     (h) The term "Policies" as used herein means the Company's binders, contracts and policies in-force at the effective date or issued or renewed during the term of this Agreement under all lines of business underwritten by the Company and reinsured under this Agreement.

ARTICLE VII

EXTRA CONTRACTUAL OBLIGATIONS AND/OR EXCESS JUDGMENTS

     (a) This Agreement shall indemnify the Company, within the reinsurance coverage as provided in ARTICLE II, REINSURANCE COVERAGE of this Agreement, for Extra Contractual Obligations and/or Excess Judgments awards incurred by the Company that arise from the business reinsured hereunder.

     (b) "Extra Contractual Obligations" are defined as those damages for which the Company is legally liable to pay that are not covered under any other provision of this Agreement, including related expenses, that arise as a result of the Company's handling of any claim on the business reinsured hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

     (c) "Excess Judgments" are defined as those damages for which the Company is legally liable to pay that are in excess of its policy limits, but otherwise within the coverage terms of the business reinsured hereunder, including related expenses, that arise as a result of the Company's alleged or actual tortious conduct in the handling of the investigation, defense or settlement of the claim made against the Company's insured and an action is taken by the insured or assignee and a judgment rendered against the Company for an amount in excess of the Company's policy limit.

     (d) The date on which an Extra Contractual Obligation and/or an Excess Judgment award is incurred by the Company shall be deemed, in all circumstances, to be the date of the original loss occurrence.

     (e) However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company or any other employee of the Company with claims settlement authority acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

     (f) Recoveries, collectibles or retentions from any form of insurance and/or reinsurance, including but not limited to, deductibles or self-insured retentions, that protect the Company against claims the subject matter of this clause, will inure to the benefit of the Reinsurer and shall be deducted from the total amount of Extra Contractual Obligations and/or Excess Judgments awards for purposes of determining the amount recoverable hereunder.

     (g) If any provision of this Article shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.

ARTICLE VIII

WARRANTY OF INURING REINSURANCES

     It is understood and agreed that all underlying reinsurance coverages in effect as of the effective date of this Agreement are deemed in-force and in effect, whether actually purchased or not, for purposes of determining reinsurance recoveries under this Agreement. In the event the Company changes any of the underlying reinsurances, the Company must give written notice of such change to the Reinsurer.

                           ARTICLE IX

REPORTS AND REMITTANCES

     (a) Reinsurance Premium amounts due the Reinsurer shall be paid by the Company in accordance with the terms set forth in
ARTICLE III, REINSURANCE PREMIUM, of this Agreement.

     (b) It is understood and agreed that the net unearned premium on business in-force at the inception of this Agreement shall be due and paid to the Reinsurer on or before January 31, 1996.

     (c) The Company will provide and forward to the Reinsurer within 45 days after the close of each calendar quarter, on forms mutually acceptable to the Company and to the Reinsurer, the following information relating to reinsurance covered under this
Agreement:

          1.   Gross and Net Written Premium;

          2.   Gross and Net reserves for unearned premium;

          3.   Gross and Net Earned Premium;

          4.   Gross and Net ceding commissions;

          5.   Gross and Net paid losses and Allocated Loss
               Adjustment Expenses, net of salvage,
               recoveries, and inuring reinsurances;

          6. Gross and Net reserves for outstanding losses and Allocated Loss Adjustment Expenses
               (including IBNR), net of inuring
               reinsurances;

          7. Account Current summarizing net premiums, commissions, losses and loss expenses paid and salvages recovered.

     (d) As of the date of calculation, any amount shown due the Reinsurer in the Account Current shall be paid by Company with its report. Any amount due the Company as shown in the Account Current shall be paid by the Reinsurer within 30 days following the Reinsurer's receipt of the Company's report.

                            ARTICLE X

SALVAGE AND RECOVERIES

     (a) The Reinsurer shall be subrogated, as respects any loss for which the Reinsurer shall actually pay or become liable, but only to the extent of the amount of payment by or the amount of liability to the Reinsurer, to all the rights of the Company against any person or other entity who may be legally responsible in damages for said loss. The Company hereby agrees to enforce such rights, but in case the Company shall refuse or neglect to do so the Reinsurer is hereby authorized and empowered to bring any appropriate action in the name of the Company or its policyholders, or otherwise to enforce such rights.

     (b) All salvages, recoveries or reimbursements, after deduction of expenses applicable thereto, recovered or received subsequent to a loss settlement recoverable under this Agreement shall be applied as if recovered or received prior to the settlement and all necessary adjustments shall be made by the parties hereto, provided always, that nothing in this clause shall be construed to mean that losses under this Agreement are not recoverable until the Company's Aggregate Ultimate Net Loss has been ascertained. Expenses hereunder shall exclude all office expenses of the Company and all salaries and expenses of its officials and employees.

ARTICLE XI

ERRORS AND OMISSIONS

     Errors or omissions on the part of the Company shall not invalidate the reinsurance under this Agreement, provided such errors or omissions are corrected promptly after discovery thereof, but the liability of the Reinsurer under this Agreement or any endorsements attached thereto shall in no event exceed the limits specified therein, nor be extended to cover any risks, perils or classes of insurance generally or specifically excluded therein.

ARTICLE XII

OFFSET AND SECURITY

     (a) Each party hereto has the right, which may be exercised at any time, to offset any amounts, whether on account of premium or losses or otherwise, due from such party to another party under this Agreement or any other reinsurance agreement heretofore or hereafter entered into between them, against any amounts, whether on account of premium or losses or otherwise due from the latter party to the former party. The party asserting the right of offset may exercise this right, whether as assuming or ceding insurer or in both roles in the relevant agreement or agreements.

     (b) Each party hereby assigns and pledges to the other party (or to each other party, if more than one) all of its rights under this Agreement to receive premium or loss payments at any time from such other party ("Collateral"), to secure its premium or loss obligations to such other party at any time under this Agreement and any other reinsurance agreement heretofore or hereafter entered into by and between them ("Secured Obligations"). If at any time a party is in default under any Secured Obligation or shall be subject to any liquidation, rehabilitation, reorganization or conservation proceeding, each other party shall be entitled in its discretion, to apply, or to withhold for the purpose of applying in due course, any Collateral assigned and pledged to it by the former party and otherwise to realize upon such Collateral as security for such Secured Obligations.

     (c) The security interest described herein, and the term "Collateral," shall apply to all payments and other proceeds in respect of the rights assigned and pledged. A party's security interest in Collateral shall be deemed evidenced only by the counterpart of this Agreement delivered to such party.

     (d) Each right under this Article is a separate and independent right, exercisable, without notice or demand, alone or together with other rights, in the sole election of the party entitled thereto, and no waiver, delay, or failure to exercise, in respect of any right, shall constitute a waiver of any other right. The provisions of this Article shall survive any cancellation or other termination of this Agreement.

     (e) In the event of the insolvency of a party hereto, offsets shall only be allowed in accordance with the laws of the insolvent party's state of domicile.

ARTICLE XIII

ACCESS TO RECORDS

     The Company shall place at the disposal of the Reinsurer and the Reinsurer shall have the right to inspect, through its authorized representatives, at all reasonable times during the currency of this Agreement and thereafter, the books, records and papers of the Company pertaining to the reinsurance provided hereunder and all claims made in connection therewith.

ARTICLE XIV

RESERVES AND TAXES

     (a) The Reinsurer shall maintain legal reserves with respect to unearned premium and claims hereunder.

     (b) The Company will be liable for all taxes on premium reported to the Reinsurer hereunder and will reimburse the Reinsurer for such taxes where the Reinsurer is required to pay the same.

ARTICLE XV

INSOLVENCY

     In the event of the insolvency of the Company and the appointment of a conservator, liquidator or statutory successor, the reinsurance provided by this Agreement shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver or statutory successor on the basis of the liability of the Company under the contract or contracts reinsured. Subject to the right of offset and the verification of coverage, the Reinsurer shall pay its share of the loss without diminution because of the insolvency of the Company. The liquidator, receiver or statutory successor of the Company shall give written notice of the pendency of each claim against the Company on a policy or bond reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, the Reinsurer may, at its own expense, investigate such claim and interpose in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company, its liquidator or receiver or statutory successor. Subject to court approval, any expense thus incurred by the Reinsurer shall be chargeable against the Company as part of the expense of liquidation to the extent of such proportionate share of the benefit as shall accrue to the Company solely as a result of the defense undertaken by the Reinsurer. The reinsurance shall be payable as set forth above except where this Agreement specifically provides for the payment of reinsurance proceeds to another party in the event of the insolvency of the Company.

ARTICLE XVI

COMMENCEMENT AND TERMINATION

     (a)  This Agreement is effective 12:01 A.M., Eastern
Standard Time, January 1, 1996 and shall terminate at Midnight,
Eastern Standard Time, December 31, 1996.

     (b) Upon termination of this Agreement, the Reinsurer shall not be bound on any policies on or after the date of termination, however all policies bound under the terms of this Agreement that are in effect as of said termination date shall remain in force until cancellation or natural termination thereof.

     (c) Notwithstanding the termination of this Agreement, the provisions of this Agreement shall continue to apply to all unfinished business hereunder until all obligations and liabilities incurred by each party under this Agreement prior to said date are fully performed and discharged.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed in duplicate this 11th day of September, 1996.

ACCEPTED:
OLD GUARD MUTUAL INSURANCE COMPANY
OLD GUARD MUTUAL FIRE INSURANCE COMPANY
GOSCHENHOPPEN-HOME MUTUAL INSURANCE COMPANY
NEFFSVILLE MUTUAL FIRE INSURANCE COMPANY

/s/ David E. Hosler


                              AMERICAN RE-INSURANCE COMPANY

                              /s/ American Re-Insurance Company
     NUCLEAR INCIDENT EXCLUSION CLAUSE-LIABILITY-REINSURANCE
                             No. 1B

     (1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

     (2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as-the Limited Exclusion Provision):

     Limited Exclusion Provision*

     I. It is agreed that the policy does not apply under any liability coverage,

     to   {injury, sickness, disease, death or destruction
          {bodily injury or property damage

          with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

     II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

     III. The inception dates and thereafter of all original policies as described in 11 above, whether new, renewal or replacement, being policies which either

          (a)  become effective on or after 1st May, 1960, or

          (b)  become effective before that date and contain the
               Limited Exclusion Provision set out above;
          provided this paragraph (2) shall not be applicable to
          Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

     (3) Except for those classes of policies specified in Clause 11 of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

          Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

          Broad Exclusion Provision*

          It is agreed that the policy does not apply:

          I.   Under any Liability Coverage,

          to   {injury, sickness, disease, death or destruction
               {bodily injury or property damage

               (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit or liability; or

               (b) resulting from the hazardous properties of nuclear material and with respect to which
                    (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered in to by the United States of America, or any agency thereof, with any person or organization.

          II.  Under any Medical Payments Coverage, or under any
               Supplementary Payments Provision relating

          to   {immediate medical or surgical relief,
               {first aid, to expenses incurred with respect

          to   {bodily injury, sickness, disease or death
               {bodily injury resulting from the hazardous properties of nuclear material and arising out of operation of nuclear facility by any person or organization.
               NUCLEAR INCIDENT EXCLUSION CLAUSE-
                PHYSICAL DAMAGE-REINSURANCE-NO. 2

     (1) This Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

     (2) Without in any way restricting the operation of paragraph (1) of this Clause, this Reinsurance does not cover any loss or liability accruing to the Reassured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical
Damage) to:

          I. Nuclear reactor power plants including all auxiliary property on the site, or

          II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and
               "critical facilities" as such, or

          III. Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material," and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

          IV.  Installations other than those listed in paragraph
               (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

     (3) Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate:

          (a) where Reassured does not have knowledge of such nuclear reactor power plant or nuclear installation, or

          (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

     (4) Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

     (5) It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard.

     (6) The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

     (7)  Reassured to be sole judge of what constitutes:

          (a)  substantial quantities, and

          (b)  the extent of installation, plant or site.

     Note.--Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that:

          (a) all policies issued by the Reassured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply,

          (b) With respect to any risk located in Canada policies issued by the Reassured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

       NUCLEAR INCIDENT EXCLUSION CLAUSES-PHYSICAL DAMAGE
                          AND LIABILITY
        (BOILER AND MACHINERY POLICIES)-REINSURANCE-No. 3

     (1) This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

     (2) Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all original Boiler and Machinery Insurance contracts of the Reassured (new, renewal and replacement) shall be deemed to include the following provisions of this paragraph.

     This Policy does not apply to "loss," whether it be direct or indirect, proximate or remote

          (a) from an Accident caused directly or indirectly by nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled; or

          (b) from nuclear reaction, nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, caused directly or indirectly by, contributed to or aggravated by an Accident.

     (3) However, it is agreed that loss arising out of the use of Radioactive Isotopes in any form is not hereby excluded from reinsurance protection.

     (4) Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

          (a) all policies issued by the Reassured to become effective on or before 30th April, 1958, shall be free from the application of the other provisions of this Clause until expiry date or 30th April, 1961, whichever first occurs, whereupon all the provisions of this Clause shall apply,

          (b) with respect to any risk located in Canada policies issued by the Reassured to become effective on or before 31st December, 1958, shall be free from the application of the other provisions of this Clause until expiry date or 31st December, 1960, whichever first occurs, whereupon all the provisions of this Clause shall apply.